UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2006

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

12333 West Olympic Boulevard Los Angeles, California (Address of principal executive offices)	90064-1021 (Zip Code)
Registrant’s telephone number, including area code: (310) 893-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On April 26, 2006, Teledyne Technologies Incorporated issued a press release with respect to its first quarter 2006 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
In accordance with Teledyne Technologies Incorporated’s retirement policy for directors, Mr. Charles J. Queenan, Jr. retired from the Board of Directors at the Company’s Annual Meeting of Stockholders, effective April 26, 2006. Mr. Queenan’s retirement reduces the number of directors to eight. The continuing directors include: (i) Class I directors Simon M. Lorne and Paul Miller, whose terms expire at the 2009 Annual Meeting: (ii) Class II directors Charles Crocker, Robert Mehrabian and Michael T. Smith, whose terms expire at the 2007 Annual Meeting; and (iii) Class III directors Robert P. Bozzone, Frank V. Cahouet and Kenneth C. Dahlberg, whose terms expire at the 2008 Annual Meeting.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
Exhibit 99.1 Press release dated April 26, 2006

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

	By:	/s/ Dale A. Schnittjer

Dale A. Schnittjer
Senior Vice President and Chief Financial Officer
Dated: April 26, 2006

EXHIBIT INDEX
Description

Exhibit 99.1	Teledyne Technologies Incorporated Press Release dated April 26, 2006